UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant To Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): August 8, 2011
PepsiCo, Inc.
(Exact Name of Registrant as Specified in Charter)

North Carolina	1-1183	13-1584302
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
700 Anderson Hill Road
Purchase, New York 10577
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code: (914) 253-2000
N/A
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.
Effective August 8, 2011, commitments under the Four-Year Credit Agreement (“Four-Year Credit Agreement”), dated as of June 14, 2011, by and among PepsiCo, Inc. (“PepsiCo”), as borrower, the lenders named therein, and Citibank, N.A., as administrative agent, were increased to $2.925 billion.
Effective August 8, 2011, commitments under the 364-Day Credit Agreement (“364-Day Credit Agreement”), dated as of June 14, 2011, by and among PepsiCo, as borrower, the lenders named therein, and Citibank, N.A., as administrative agent, were increased to $2.925 billion.
Funds borrowed under the Four-Year Credit Agreement and the 364-Day Credit Agreement may be used for general corporate purposes of PepsiCo and its subsidiaries, including but not limited to repayment of outstanding commercial paper issued by PepsiCo or its subsidiaries, working capital, capital investments and acquisitions.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEPSICO, INC.
Date: August 10, 2011	By:	/s/ Thomas H. Tamoney, Jr.
		Name:	Thomas H. Tamoney, Jr.
		Title:	Senior Vice President, Deputy General Counsel & Assistant Secretary